Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 1, 2013, with respect to the financial statements included in the Annual Report of Nitro Petroleum Incorporated on Form 10-K for the years ended January 31, 2013 and 2012.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Nitro Petroleum Incorporated on Form S-8 (File No. 333-161526, effective August 25, 2009, and File No. 333-168431, effective July 30, 2010).

/s/ Montgomery Coscia Greilich LLP

Plano, Texas

May 1, 2013